Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of GAN Limited pertaining to the universal shelf registration of our report dated 5 August 2021, with respect to the consolidated financial statements of Vincent Group Limited (formerly Vincent Group p.l.c.) included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2021.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Grant Thornton

Grant Thornton
Birkirkara, Malta

20 August 2021